UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2025

INTERFACE INC
__________________

(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1280 West Peachtree Street NW	Atlanta	Georgia	30309
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

Not Applicable
(Former name or former address, if changed since last report)
Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.10 Par Value Per Share	TILE	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company       ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Annual Meeting of Shareholders

(a) The Company held its annual meeting of shareholders on May 15, 2025.

(b) The matters considered at the annual meeting, and votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, relating to each matter were:

(i) Election of Directors (elected by plurality vote):

	For	Withheld	Non-Votes
John P. Burke	49,556,163	1,355,645	3,072,958
Dwight Gibson	50,857,283	54,525	3,072,958
Daniel T. Hendrix	49,969,230	942,578	3,072,958
Laurel M. Hurd	50,260,843	650,965	3,072,958
Christopher G. Kennedy	48,238,385	2,673,423	3,072,958
Joseph Keough	50,297,229	614,579	3,072,958
Catherine M. Kilbane	50,596,370	315,438	3,072,958
K. David Kohler	49,083,971	1,827,837	3,072,958
Catherine Marcus	49,760,272	1,151,536	3,072,958
Robert T. O'Brien	50,295,812	615,996	3,072,958

(ii)    Approval of executive compensation:

For:	46,558,360
Against:	4,064,742
Abstain:	288,706
Non-Votes:	3,072,958

(iii)    Ratification of the appointment of Ernst & Young LLP to serve as independent registered public accounting firm for 2025:

For:	53,175,503
Against:	214,370
Abstain:	594,893
Non-Votes:	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ David B. Foshee
David B. Foshee
Vice President
Date: May 15, 2025